PROMISSORY NOTE

Borrower:  Granite Falls Energy, LLCLender:Fagen Energy, LLC

15045 Hwy. 23 SE501 W Hwy 212, PO Box 159

P. O. Box 216Granite Falls, MN  56241-0159

Granite Falls, MN  56241-0216

Principal Amount:  $7,500,000.00    Date of Note:  November 1, 2016

PROMISE TO PAY.  Granite Falls Energy, LLC (“Borrower”) promises to pay to Fagen Energy, LLC (“Lender”), or order, in lawful money of the United States of America, the principal amount of Seven Million Five Hundred Thousand and no/100 Dollars ($7,500,000.00), or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT.  This is a nonrecourse loan and Lender’s only remedy in case of default by Borrower is to seize the Ringneck Energy, LLC units owned by Granite Falls Energy, LLC, including any rights to payment to Borrower corresponding to those units.  Borrower will purchase 1,500 units in Ringneck Energy, LLC with the funds extended pursuant to this Promissory Note.  Lender shall have no right of recourse against Borrower for payment or collection, except for Borrower’s right to funds from and ownership of units in Ringneck Energy, LLC.

Subject to the above nonrecourse provisions, interest only payments shall occur for years one (1) and two (2) of this Promissory Note, such payments due on the first and second anniversary of this Promissory Note.  The Promissory Note shall be equally amortized thereafter on a seven (7) year term (years three (3) through nine (9) of this Promissory Note), based upon monthly payments due on the first day of each month, with the first monthly payment due on the 26th month anniversary of this Promissory Note.  The amortized payments will be re-amortized (reset) based upon any change in interest rate.

Based upon the current interest rate, the amortized monthly payments beginning on the 26th month anniversary of this Promissory Note, shall be $89,285.72 each month.

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges.  The annual interest rate for this Promissory Note is computed on a 365/360 accrual basis; that is, by applying the ratio of the annual interest rate over a period of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this Promissory Note is subject to change from time to time based on changes to the interest rate on the revolving loan that Granite Falls Energy, LLC currently has with CoBank (currently 3.05%+ one month LIBOR, with a floor of 3.55%).  The interest rate will be established based upon that interest rate charged on said revolving loan as of the date funds are first advanced on this Promissory Note.  If that formula for determining an interest rate becomes unavailable during the term of this loan, Lender may set the interest rate based upon the interest rate then being charged by CoBank on revolving loans similar to the revolving loan currently in effect between CoBank, as Lender and Granite Falls Energy, LLC, as Borrower.  The interest rate change will not occur more than once a month.  The interest rate as determined shall not be less than 3.55% per annum.  NOTICE:  Under no circumstances will the interest rate on this Promissory Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE.  Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule.  Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.  Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Promissory Note or perform Borrower’s obligations under this Promissory Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Promissory Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution of Borrower (regardless of whether election to continue is made) or any other termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Promissory Note is impaired.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid balance on this Promissory Note and all accrued unpaid interest immediately due.  This is a nonrecourse loan and Lender’s only remedy in case of default by Borrower is to seize the Ringneck Energy, LLC units owned by Granite Falls Energy, LLC, including any rights to payment to Borrower corresponding to those units.  Borrower will purchase 1,500 units in Ringneck Energy, LLC with the funds extended pursuant to this Promissory Note.  Lender shall have no right of recourse against Borrower for payment or collection, except for Borrower’s right to funds from and ownership of units in Ringneck Energy, LLC.  Lender’s sole remedy will be against the assets of Borrower in Ringneck Energy, LLC.  Lender shall have no right to collect funds from Borrower or execute on assets of Borrower, except for the right of Lender to execute on Borrower’s interests in Ringneck Energy, LLC (a South Dakota ethanol facility).

ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Promissory Note if Borrower does not pay.  Any such costs will be added to amounts owed pursuant to this Promissory Note.  This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including reasonable attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, any court costs, in addition to all other sums provided by law, may be added to amounts owed and due pursuant to this Note.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Minnesota.  This Note has been accepted by Lender in the State of Minnesota.

DISHONORED ITEM FEE.  Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

LINE OF CREDIT.  This Note evidences a revolving line of credit.  Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph.  Lender may, but need not, require that all oral requests be confirmed in writing.  All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above.  The following persons currently are authorized to request advances and authorize payments under the line of credit until Lender received from Borrower, at Lender’s address shown above, written notice of revocation of their authority:  Steve Christensen.  Borrower agrees to be liable for all sums either:  (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on the Note or by Lender’s internal records, including daily computer print-outs.  Lender will have no obligation to advance funds under this Note if: (A) Borrower is in default under the terms of this Promissory Note or any agreement that Borrower has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower ceases doing business or is insolvent; (C) Borrower has applied funds provided pursuant to this note for purposes other than those authorized by Lender – specifically the purchase of 1,500 units in Ringneck Energy, LLC.

SUCCESSOR INTERESTS.  The terms of this Promissory Note shall be binding upon Borrower, and upon Borrower’s, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Borrower and any other person who signs, guarantees or endorses this Promissory Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Promissory Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Promissory Note are joint and several.

THIS IS A NONRECOURSE LOAN, LENDER’S SOLE REMEDY IF BORROWER DOES NOT PAY OR OTHERWISE DEFAULTS IS TO EXECUTE ON ANY AND ALL OWNERSHIP INTERESTS AND RIGHTS HELD BY BORROWER IN RINGNECK ENERGY, LLC (A SOUTH DAKOTA ETHANOL FACILITY).  SIMULTANEOUSLY HEREWITH, BORROWER IS EXECUTING A COMMERCIAL SECURITY AGREEMENT AND A SEPARATE PLEDGE AGREEMENT IN FAVOR OF LENDER SECURING ALL OF BORROWER’S RIGHT, TITLE AND INTEREST IN AND TO RINGNECK ENERGY, LLC TO LENDER TO SECURE ALL AMOUNTS AND OBLIGATIONS EVIDENCED BY THIS PROMISSORY NOTE.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

GRANITE FALLS ENERGY, LLC

By:/s/ Stacie Schuler

Its:CFO